CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-81711 and 333-92057) of GlobeSpan, Inc. of our report dated January 14, 2000, except as to the Note 10 which is as of February 25, 2000 relating to the financial statements of Ficon Technology, Inc. which appears in the Current Report on Form 8-K/A of GlobeSpan, Inc. dated April 14, 2000.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
April 14, 2000